                                                                   EXHIBIT h(2)i


                                 AMENDMENT NO. 8
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

         The Master Administrative Services Agreement (the "Agreement"), dated September 11, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Funds, a Delaware statutory trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                       TO

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

                                       OF

                              AIM INVESTMENT FUNDS

PORTFOLIOS                                           EFFECTIVE DATE OF AGREEMENT
----------                                           ---------------------------
AIM Developing Markets Fund                               September 1, 2001
AIM Global Energy Fund                                    September 1, 2001
AIM Global Financial Services Fund                       September 11, 2000
AIM Global Health Care Fund                               September 1, 2001
AIM Global Science and Technology Fund                    September 1, 2001
AIM Libra Fund                                             November 1, 2002
AIM Trimark Endeavor Fund                                  November 3, 2003
AIM Trimark Fund                                           November 3, 2003
AIM Trimark Small Companies Fund                           November 3, 2003"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  November 3, 2003

                                            A I M ADVISORS, INC.


Attest:   /s/ JOHN H. LIVELY                By: /s/ MARK H. WILLIAMSON
         --------------------------            --------------------------
             Assistant Secretary                  Mark H. Williamson
                                                  President

(SEAL)


                                            AIM INVESTMENT FUNDS


Attest:   /s/ JOHN H. LIVELY                By: /s/ KEVIN M. CAROME
         --------------------------            --------------------------
              Assistant Secretary                 Kevin M. Carome
                                                  Senior Vice President


(SEAL)